       _________________________________________________________________
       _________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                         BECTON, DICKINSON AND COMPANY
             (Exact name of registrant as specified in its charter)

              New Jersey                              22-076120
       (State or other jurisdiction               (I.R.S. Employer
     of incorporation or organization)            Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey            07417-1880
 (Address of Principal Executive Offices)             (Zip Code)

                         1996 DIRECTORS' DEFERRAL PLAN
                            (Full title of the plan)

                              Raymond P. Ohlmuller
                          Vice President and Secretary
             1 Becton Drive, Franklin Lakes, New Jersey  07417-1880
                    (Name and address of agent for service)

                                 (201) 847-7101
                    (Telephone number, including area code,
                             of agent for service)
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------
-------------------------------------------------------------------
                               Proposed    Proposed
                                maximum     maximum
Title of             Amount    offering    aggregate    Amount of
securities to        to be       price     offering    registration
be registered      registered  per share     price         fee
-----------------  ----------  ---------  -----------  ------------

Common Stock,         100,000     $43.38  $4,338,000      $1,495.86
par value $1.00       shares
per share

Unsecured
obligations
to pay cash             **           **        **             **
-------------------------------------------------------------------
                                                          $1,495.86
___________________________________________________________________
___________________________________________________________________

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

** Included in this registration statement is an indeterminate amount of unsecured obligations of the registrant to pay cash to participants in the 1996 Directors' Deferral Plan.

                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*



Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.

--------------------

 * Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") is omitted from this registration statement in accordance with the Note to the instructions for Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The following documents filed with the Securities and Exchange Commission by Becton, Dickinson and Company (the "Company") are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since September 30, 1995; and

     (c) The description of the Common Stock, par value $1.00 per share, contained in a registration statement filed by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to the Company's 1996 Directors' Deferral Plan (the "Plan") have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

     No annual report of the Plan is, or will be, filed with or incorporated by reference into this registration statement or filed in subsequent periods pursuant to Section 15(d) of the Exchange Act. The Plan is not an issuer of securities because all obligations arising under it are to be paid from the general assets of the Company, thereby making the Company the sole entity obligated to file annual reports under Form S-8 and Section 15(d).

Item 4.  Description of Securities.
         --------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     Article XI of the bylaws of the Company provides as follows:

         "The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act, any corporate agent (as defined in said Act), or his legal representative, made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a corporate agent of this Company."

     The New Jersey Business Corporation Act permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. Consistent with that statute, the Company has entered into indemnification agreements with its directors and officers whereby the Company has agreed to indemnify them and advance them their defense, investigation, witness and/or participation fees and expenses except in circumstances whereby a request for indemnification (a) is on account of an illegal renumeration to the indemnitee, (b) is for an accounting of the indemnitee's profits from the purchase or sale of the Company's securities pursuant to Section 16(b) of the Exchange Act or any amendments thereto or similar provisions of any federal, state or local statutory law, (c) is based upon acts or omissions of the indemnitee which were in breach of the indemnitee's duty of loyalty to the Company or its shareholders, were not in good faith or involved a knowing violation of law, or resulted in an improper personal benefit to the indemnitee, or (d) is unlawful.

     The Company maintains policies of insurance under which the respective directors and officers (as defined therein) of the Company are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or alleged to have been done while acting in their respective capacities.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

     Not Applicable.


Item 8.  Exhibits.
         ---------

4         1996 Directors' Deferral Plan.

5         Opinion of Bridget M. Healy, Associate General
          Counsel and Senior Corporate Attorney of the Company.

23(a)     Consent of Independent Auditors.

23(b) Consent of Bridget M. Healy (included in the opinion filed herewith as Exhibit 5).


Item 9.  Undertakings.
         -------------

     A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, State of New Jersey, on the 13th day of November, 1996.

                                  BECTON, DICKINSON AND COMPANY


                                  By:/s/ Raymond P. Ohlmuller
                                    -----------------------------
                                    Raymond P. Ohlmuller
                                    Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of November, 1996.

    Signature                              Title
    ---------                              -----


                                           Director
/s/ Harry N. Beaty
------------------------------
Harry N. Beaty, M.D.


/s/ Henry P. Becton, Jr.                   Director
------------------------------
Henry P. Becton, Jr.


                                           Director, Chairman of
/s/ Clateo Castellini                      the Board, President and
------------------------------             Chief Executive Officer
Clateo Castellini                          (Principal Executive
                                           Officer)


/s/ Albert J. Costello                     Director
------------------------------
Albert J. Costello


/s/ Gerald M. Edelman, M.D.                Director
------------------------------
Gerald M. Edelman, M.D.

    Signature                              Title
    ---------                              -----



/s/ Edmund B. Fitzgerald                   Director
-------------------------------
Edmund B. Fitzgerald


/s/ John W. Galiardo                       Director
-------------------------------
John W. Galiardo


                                           Director
-------------------------------
Richard W. Hanselman


/s/ Frank A. Olson                         Director
-------------------------------
Frank A. Olson


/s/ James E. Perrella                      Director
-------------------------------
James E. Perrella


/s/ Gloria M. Shatto                       Director
-------------------------------
Gloria M. Shatto


/s/ Raymond S. Troubh                      Director
-------------------------------
Raymond S. Troubh


/s/ Edward J. Ludwig                       Senior Vice President -
-------------------------------            Finance and Chief
Edward J. Ludwig                           Financial Officer
                                           (Principal Financial
                                           and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on the 12th day of November, 1996.


                                                1996 DIRECTORS' DEFERRAL PLAN


                                                By:  Wachovia Bank of North
                                                     Carolina, N.A., trustee


                                                By:  /s/ Beverley Wood
                                                   ----------------------------
                                                Name:  Beverley Wood
                                                Title: Senior Vice President

                                 EXHIBIT INDEX
                                 -------------



Exhibit
Number        Description of Exhibit
-------       ----------------------

 4            1996 Directors' Deferral Plan.

 5            Opinion of Bridget M. Healy,
              Associate General Counsel and
              Senior Corporate Attorney of
              the registrant.

23(a)         Consent of Independent Auditors.

23(b)         Consent of Bridget M. Healy
              (included in the opinion filed
              herewith as Exhibit 5).